Exhibit 23.1
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                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM




We hereby consent to the use in Amendment No. 3 to this Registration Statement filed on Form 10 of our report dated March 1, 2006 (except for Note 9 as to which the date is April 17, 2006) relating to the financial statements of Zond Windsystem Partners, Ltd. Series 85-B as of and for the years then ended December 31, 2005, 2004, 2003, 2002 and 2001.




Hein & Associates LLP

Houston, Texas
June 9, 2006